CONTESTABILITY - We will not contest insurance coverage on the life of any Covered Child after the Issue Date of this Rider.

SUICIDE - If, within two years from the Issue Date of this Rider, the Insured commits suicide, while sane or insane:
1. the amount payable will be limited to the charges paid for this Rider; and
2. We will have no other obligations under this Rider except as stated in the Conversion provision of this Rider.

TERMINATION - This Rider will terminate on the earliest of:

1. Subject to the Grace Period provision of the policy, the date on which the Cash Surrender Value is insufficient to pay the charges due for the policy or this Rider; or

2. the Deduction Day next following Your request In Writing to terminate this Rider; or

3.   policy termination (subject to the 'Conversion' provision); or

4.   the Expiry Date of this Rider as shown on the Policy Summary; or

5. with respect to each Covered Child, conversion of insurance on his or her life; or

6.   with respect to each Covered Child, his or her twenty-fifth birthday.


                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                         [SIG]

                                                       President

                         ACCIDENTAL DEATH BENEFIT RIDER


This Rider is made a part of the policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions of the policy.

BENEFIT

The Accidental Death Benefit is shown on the Policy Summary page for this Rider. We will pay the Accidental Death Benefit if an accident that occurs while this Rider is in force causes the Insured's death within ninety days after the accident. The Insured's death must be due to bodily injuries which are the direct and independent cause of death. Except in the case of drowning or internal injury revealed by autopsy, an injury must be evidenced by a visible wound or contusion.

EXCLUSIONS

We will not pay the Accidental Death Benefit if the Insured's death results from, and/or is contributed to by:

1.   any bodily or mental infirmity or disease; or

2. war, whether declared or not, or any act of war or international armed conflict; or

3. operating, learning to operate or serving as a crew member of any aircraft or aerial navigation device; or

4.   suicide while sane or insane.

ISSUE DATE

The Issue Date of this Rider is the same as the Issue Date of the basic policy unless otherwise shown on the Policy Summary.

CONTESTABILITY

When applied to this Rider, the contestability period will begin on this Rider's Issue Date.

CHARGE

This Rider is issued in consideration of the application for it and the deduction of the additional charge shown on the Policy Summary. The charge for this Rider is deducted under the same conditions as the charge for the policy.

AUTOPSY

We reserve the right to make an autopsy if allowed by law.

TERMINATION

This Rider will terminate on the earliest of:

1. Subject to the Grace Period provision of the policy, the date on which the Cash Surrender Value would not be enough to pay charges due for the policy or this Rider; or

2.   failure to pay any charges due for this Rider or the basic policy; or

3. the Deduction Day following Your request, In Writing, to terminate this Rider; or

4.   the Expiry Date of this Rider as shown on the Policy Summary; or

5.   policy termination or maturity.



                                       THE TRAVELERS LIFE AND ANNUITY COMPANY


                                                   [SIG]
                                                  President

                        COST OF LIVING ADJUSTMENT RIDER

This Rider is made a part of the policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of the policy.

DEFINITION

Consumer Price Index (CPI) -means the Consumer Price Index for all Urban Consumers published by the United States Department of Labor for the September of the calendar year immediately preceding the effective date of the increase. We may change to another index that We consider appropriate if:

a. publication of the CPI is discontinued, delayed or otherwise not available for this use; or

b. any change in the composition, base or method of computation of the CPI makes its continued use inappropriate, in Our opinion, for determining cost of living increases.

BENEFIT

This Rider provides increases to the Stated Amount of the policy based on changes in the CPI. We will determine the increased Stated Amount on each Policy Anniversary.

We will determine the increase by multiplying the number of Cost of Living Units shown on the Policy Summary by the ratio of a divided by b, where:

         a is the change in the CPI between the current Policy Anniversary and the later of the effective date of the last increase and the effective date of this Rider; and

         b is the CPI on the effective date of this Rider.

In no event will the Death Benefit be reduced due to this calculation. If the increase as calculated above is less than the Minimum Increase Amount for this Rider as shown on the Policy Summary, an increase will not be made.

The amount of any single increase made under this Rider will be limited to the Maximum Increase Amount for this Rider as shown on the Policy Summary. The total of increases provided by this Rider cannot exceed the Total Increase Limit for this Rider as shown on the Policy Summary.

CHARGE - This Rider is issued in consideration of the application for it and the deduction of the additional charge shown for this Rider on the Policy Summary. The charge for this Rider is deducted under the same conditions as the charge for the policy. The maximum guaranteed charge for the cost of living increase will be based on the Insured's age and current rate class.

ISSUE DATE - The Issue Date of this Rider is the same as the Issue Date of the policy unless otherwise shown for this Rider on the Policy Summary.

CONTESTABILITY - When applied to this Rider, the contestability period will begin on this Rider's Issue Date.

SUICIDE - If, within two years from the Issue Date of this Rider, the Insured commits suicide while sane or insane, the amount payable under this Rider will be limited to the charges paid for this Rider.

TERMINATION - This Rider will terminate on the earliest of:

1. Subject to the Grace Period provision of the policy, the date on which the Cash Surrender Value is insufficient to pay the charges due for the policy or this Rider; or

2.   failure to pay any charges due for this Rider or the basic policy; or

3. the Deduction Day next following Your request In Writing to terminate this Rider; or

4.   policy termination; or

5.   the Expiry Date of this Rider as shown on the Policy Summary; or

6.   the effective date of a decrease to the Stated Amount; or

7. the date on which the Total Increase Limit for this Rider (as shown on the Policy Summary) is reached; or

8.   Your rejection of an increase under this Rider; or

9. the effective date of the first benefit payment under the Waiver of Deduction Amount Rider.


                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                         [SIG]
                                                       President

                        WAIVER OF DEDUCTION AMOUNT RIDER

This Rider is made a part of the policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of such policy.

DEFINITIONS

Disability - For the purposes of this Rider, a Disability must:

1.   result from bodily injury or disease;

2.   begin while the policy and Rider are in force;

3.   exist for a period of not less than six consecutive months; and

4.   prevent the Insured from being Employed as defined below.

If the Insured was Employed on the date Disability began, the Insured must be unable to perform:

1. for the first twenty-four months of Disability, the substantial and material duties of his or her own occupation as of the date of Disability; and thereafter

2. Employment for which the Insured is or can become reasonably fitted by education, training or experience.

If the Insured was not Employed (except if the sole occupation was that of a student or managing a household) on the date Disability began, the Insured must be unable to perform:

1. for the first twenty-four months of Disability, his or her reasonable and customary activities as of the date of Disability; and thereafter

2. Employment for which he or she is or can become reasonably fitted by education, training or experience.

If the Insured's sole occupation was that of student or managing a household on the date Disability began, he or she must be unable to perform that occupation.

We will consider the Insured to be disabled, even if he or she is Employed, upon the entire and permanent loss of:

1.   sight in both eyes; or

2.   the use of both hands or both feet; or

3.   the use of one hand and one foot.


Employed/Employment - For the purposes of this Rider, Employed/Employment means engaged or engagement in any occupation for wages or profit.

BENEFITS

The Deduction Amounts eligible for waiver are shown on the Policy Summary page for this Rider. While this Rider is in effect and during the Disability of the Insured, We will waive the eligible Deduction Amounts, and will restore to the Cash Value any eligible Deduction Amount that was paid during the Disability.

If the Disability occurs before the Policy Anniversary on which the Insured is age sixty, benefits will continue until the Maturity Date of the policy or the end of the Insured's Disability, whichever is earlier.

If the Disability occurs on or after the Policy Anniversary on which the Insured is age sixty, but before the Policy Anniversary on which he or she is age sixty-five, benefits under this Rider will continue to the Policy Anniversary on which the Insured is age sixty-five or the end of the Insured's Disability, whichever is earlier.

If the Disability occurs on or after the Policy Anniversary on which the Insured is age sixty-five, there will be no benefits under this Rider.

We will not waive or restore any Deduction Amount that was due more than one year prior to notice of claim under this Rider.

The provisions, values and benefits of the basic policy will be the same as if the Deduction Amounts were paid to Us. In any settlement under the policy, We will not deduct any Deduction Amounts that were waived.

DEATH BENEFIT OPTION

If You elected Death Benefit Option 1 under the basic policy, We will automatically change it to Option 2 on the Deduction Day following the date the Insured's Disability began. The new Stated Amount will be the Option 1 Stated Amount on that Deduction Day, less the Cash Value on that Deduction Day. The new Option 2 Stated Amount will continue unchanged until termination of the policy.

CHANGES

If the policy is changed to another plan of insurance, the benefits provided by this Rider will not be included as part of the new policy, unless evidence of insurability satisfactory to Us is furnished at that time and if a similar Rider is available with the new policy. If the policy is changed while We are waiving the Deduction Amount, We will not waive the Deduction Amount on the new policy.

NOTICE OF CLAIM

Notice of claim must be given to Us In Writing:

1.  during the lifetime of the Insured; and

2.  during the period of Disability; and

3.  within one year after the start of Disability.

We will not deny or reduce a claim if it is shown that notice of claim was given as soon as reasonably possible

PROOF OF LOSS

We may require proof of Disability no more than once a year. We will not waive further Deduction Amounts if proof is not furnished or if Disability has terminated.

END OF DISABILITY

The benefits for Disability will end if and when the Insured's Disability ends. The Deduction Amounts due after that will not be waived.

CHARGE

This Rider is issued in consideration of the application for it and the deduction of the additional charge for it. The rates and the method of determining the Rider charge are described on the Policy Summary.

ISSUE DATE

The Issue Date of this Rider is the same as that of the policy unless otherwise shown for the Rider on the Policy Summary.

CONTESTABILITY

When applied to this Rider, the contestability period will begin on this Rider's Issue Date.

TERMINATION

This Rider will terminate on the earliest of:

1. Subject to the Grace Period provision of the Policy, the date on which the Cash Surrender Value would not be enough to pay charges for the policy or this Rider; or

2.   failure to pay any charges due for this Rider or the basic policy; or

3.   policy termination or maturity; or

4. the Deduction Day following Your request In Writing for termination of this Rider; or

5. the Expiry Date of this Rider as shown on the Policy Summary, except with respect to payment of benefits for a Disability that began prior to the Policy Anniversary on which the Insured was age sixty as described in the second paragraph of the "Benefits" provision of this Rider.


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                        [SIG]
                                                      President

                         SPECIFIED AMOUNT PAYMENT RIDER

This Rider is made a part of the policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of the policy.

DEFINITIONS

Disability - For the purposes of this Rider, a Disability must:

1.   result from bodily injury or disease;

2.   begin while the policy and Rider are in force;

3.   exist for a period of not less than six consecutive months; and

4.   prevent the Insured from being Employed as defined below.

If the Insured was Employed on the date Disability began, the Insured must be unable to perform:

1. for the first twenty-four months of Disability, the substantial and material duties of his or her own occupation as of the date of Disability; and thereafter

2. Employment for which the Insured is or can become reasonably fitted by education, training or experience.

If the Insured was not Employed (except if the sole occupation was that of a student or managing a household) on the date Disability began, the Insured must be unable to perform:

1. for the first twenty-four months of Disability, his or her reasonable and customary activities as of the date of Disability; and thereafter

2. Employment for which he or she is or can become reasonably fitted by education, training or experience.

If the Insured's sole occupation was that of student or managing a household on the date Disability began, he or she must be unable to perform that occupation.

We will consider the Insured to be disabled, even if he or she is Employed, upon the entire and permanent loss of:

1.   sight in both eyes; or

2.   the use of both hands or both feet; or

3.   the use of one hand and one foot.


Employed/Employment - For the purposes of this Rider, Employed/Employment means engaged or engagement in any occupation for wages or profit.

Specified Amount - The amount that You have selected to be credited to the Cash Value of the policy during the Insured's Disability. This amount is shown on the Policy Summary for this Rider. You may request an increase to the Specified Amount at any time while this Rider is in force. You may request a decrease to the Specified Amount any time after the second Policy Anniversary and while this Rider is in force. We reserve the right to decrease the Specified Amount if You request a reduction to the benefits provided by the policy.

BENEFITS

While the policy and this Rider are in effect and during the Disability of the Insured, We will credit the Specified Amount to the policy's Cash Value on each Policy Anniversary. The first amount that We will credit will be equal to the result of (a x b) divided by twelve, where:

a equals the Specified Amount; and b equals the number of months from the start of the Disability to the first Policy Anniversary that follows the start of the Disability.

If the Disability occurs before the Policy Anniversary on which the Insured is age sixty, benefits will continue until the Maturity Date of the policy or the end of the Insured's Disability, whichever is earlier. In no event will benefits under this Rider be paid past the Maturity Date, regardless of whether the policy coverage is extended beyond this date.

If the Disability occurs on or after the Policy Anniversary on which the Insured is age sixty, but before the Policy Anniversary on which he or she is age sixty-five, benefits under this Rider will continue to the Policy Anniversary on which the Insured is age sixty-five or the end of the Insured's Disability, whichever is earlier.

If the Disability occurs on or after the Policy Anniversary on which the Insured is age sixty-five, there will be no benefits under this Rider.

We will not credit any Specified Amount that was due to be paid more than one year prior to notice of claim under this Rider. In any settlement under the policy, We will not deduct from the proceeds any Specified Amounts that were credited.

We will not credit any Specified Amount if payment would disqualify the policy as life insurance.


CHANGES

If the policy is changed to another plan of insurance, the benefits provided by this Rider will not be included as part of the new policy, unless evidence of insurability satisfactory to Us is furnished at that time and if a similar Rider is available under the new policy. If the policy is changed during the Disability of the Insured, We will not credit the Specified Amount to the new policy.

NOTICE OF CLAIM

Notice of claim must be given to Us In Writing:

1.   during the lifetime of the Insured; and

2.   during the period of Disability; and

3.   within one year after the start of Disability.

We will not deny or reduce a claim if it is shown that notice of claim was given as soon as reasonably possible

PROOF OF LOSS

We may require proof of Disability no more than once a year. We will not credit further Specified Amounts if proof is not furnished or if Disability has terminated.

END OF DISABILITY

The benefits for Disability as defined above will end if and when the Disability of the Insured ceases. The Specified Amount will not be credited after Disability has ended.

CHARGE

This Rider is issued in consideration of the application for it and the deduction of the additional charge for it. The rates and the method of determining the Rider charge are described on the Policy Summary.

ISSUE DATE

The Issue Date of this Rider is the same as that of the policy unless otherwise shown for the Rider on the Policy Summary.

CONTESTABILITY

When applied to this Rider, the contestability period will begin on this Rider's Issue Date.

TERMINATION

This Rider will terminate on the earliest of:

1. Subject to the Grace Period provision of the policy, the date on which the Cash Surrender Value would not be enough to pay charges for the policy or this Rider; or

2.   failure to pay any charges due for this Rider or the basic policy; or

3.   policy termination; or

4. the policy Maturity Date, regardless of whether the policy coverage is extended beyond this date; or

5. the Deduction Day following Your request In Writing for termination of this Rider; or

6. the Expiry Date of this Rider as shown on the Policy Summary, except with respect to payment of benefits for a Disability that began prior to the Policy Anniversary on which the Insured was age sixty as described in the second paragraph of the "Benefits" provision of this Rider.



                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                         [SIG]
                                                       President

                          EXTENSION OF COVERAGE RIDER

This Rider is made a part of the policy on the date specified on the supplemental Policy Summary. Except where this Rider provides otherwise, it is subject to all conditions of the policy.

BENEFIT - One year prior to the Maturity Date and at any time in the twelve calendar months thereafter, You may request that coverage be extended beyond the Maturity Date. If We have received Your request In Writing prior to the Maturity Date, and any past due Deduction Amounts have been paid, then We will continue this policy in force beyond the Maturity Date. The policy will be continued until the earlier of the Insured's death or the date that We receive Your request for full surrender In Writing. All other riders and supplemental benefits will terminate on the Maturity Date.

The Death Benefit after the Maturity Date will be equal to the Amount Insured as of the date of the Insured's death, minus any Loan Account value and any amounts payable under a collateral assignment of the policy. After the Maturity Date, Deduction Amounts will not be charged, and additional premium payments will not be accepted. Interest on loans will continue to accrue and will be added to the total Loan Account value. Loan repayments will be accepted.

All other provisions of the policy relating to the payment of the Death Benefit apply to the Death Benefit after the Maturity Date. The Death Benefit and policy values are based on the experience of the Investment Options selected, and are variable and not guaranteed.

TAXATION - The policy with which this Rider is used is intended to qualify as a life insurance policy for Federal tax purposes. The amount payable under this policy upon the death of the Insured is intended to qualify for the Federal income tax exclusion. The provisions of the policy are to be interpreted to ensure such tax qualification, not withstanding any other provision to the contrary.

The policy may be surrendered prior to the Insured's death for its Cash Surrender Value. Such a surrender will be treated as a taxable distribution.

THE COMPANY DOES NOT GIVE TAX ADVICE. NO LANGUAGE IN THIS RIDER SHOULD BE CONSTRUED TO MEAN THAT THE DEATH BENEFIT AND CASH VALUE WILL BE EXEMPT FROM ANY FUTURE TAX LIABILITY. THE TAX RESULTS OF ANY BENEFITS RECEIVED UNDER THIS RIDER DEPEND UPON INTERPRETATION OF THE INTERNAL REVENUE CODE. YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR PRIOR TO THE EXERCISE OF THIS OPTION TO ASSESS ANY POTENTIAL TAX LIABILITY.


                                    THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                    [SIG]
                                                  President